Exhibit 10.1
                          SALE AND LEASEBACK AGREEMENT


      THIS SALE AND LEASEBACK AGREEMENT, dated December 29, 2005 (the "AGREEMENT"), is between Command Center, Inc., a Washington corporation with offices at 3773 W. Fifth Avenue, Post Falls, Idaho 83854 ("COMMAND"), and John
R. Coghlan, an individual residing at 1307 N. King James Lane, Liberty Lake, Washington 99019 ("COGHLAN").

                                    PREAMBLE

      On November 22, 2005, COMMAND closed the purchase of a building located at 3773 W. Fifth Avenue, Post Falls, Idaho 83854 (the "Building").

      COMMAND intended to finance the building through Sterling Savings Bank in order to free up funds for expansion of the business.

      It now appears that COMMAND has additional expansion opportunities that make a sale and lease back of the building more attractive to the COMMAND in the near term.

      After discussion between COMMAND and COGHLAN, COGHLAN agreed to purchase the building from COMMAND and lease it back to COMMAND on favorable terms in accordance with this AGREEMENT.

      NOW THEREFORE, in consideration of the provisions of this AGREEMENT, COMMAND and COGHLAN agree as follows:

1) PURCHASE OF THE BUILDING. COGHLAN will purchase the building from COMMAND for $1,125,000.

2) COGHLAN LOAN. On November 22, 2005, in conjunction with the purchase of the building by COMMAND, COGHLAN loaned COMMAND $600,000 at 6% interest per annum, to be repaid out of the financing proceeds from the anticipated loan from Sterling Savings Bank. This loan, plus accrued interest in the amount of $3,650 shall be offset against the purchase price as of December 29, 2005. The remainder of the purchase price, in the amount of $521,350 shall be paid in cash on or before January ___, 2006.

3) TITLE INSURANCE. If required by a lender of COGHLAN's choosing, COMMAND will pay for a Standard Purchaser's Title Insurance policy in favor of COGHLAN.

4) TITLE. Title to the property shall be conveyed by Warranty Deed. The Warranty Deed and Legal Description included therein are attached and incorporated herein by reference.

5) ACTIONS OF COMMAND. COMMAND acknowledges that COGHLAN intends to refinance the purchase of the building through Sterling Savings Bank sometime in January. COMMAND agrees to provide such additional information as may be required to facilitate COGHLAN's loan with Sterling and to cooperate with COGHLAN and Sterling to complete the loan in a timely manner.

6) LEASEBACK. COMMAND agrees to lease the building from COGHLAN for a three year term commencing on January 1, 2006 at a monthly rental of $10,000 per month, triple net. COGHLAN also grants COMMAND an option to extend the lease for an additional two year term. If COMMAND wishes to extend the term of the LEASEBACK for the two year extension period, COMMAND must notify COGHLAN of its intention no later than thirty days prior to expiration of the initial lease term.

7) REPURCHASE RIGHT. COGHLAN grants to COMMAND the right to repurchase the building at any time after January 1, 2008, provided COMMAND is still leasing the building from COGHLAN at the time it elects to repurchase. The repurchase price shall be $1,125,000 payable in cash at closing.

8) PAYMENT OF RENT. At COMMAND's option, it may pay the monthly rental to COGHLAN in cash or by issuance of restricted common stock of COMMAND, provided such stock issuances may be accomplished in compliance with applicable rules and regulations of the United States Securities and Exchange Commission (SEC) and State Securities Administrators (Blue Sky Regulations). If paid in restricted common stock, such shares shall be valued for this purpose at 80% of the bid price as quoted in the Over-The-Counter Bulletin Board market operated by NASDAQ, or such other securities market on which COMMAND's common stock is traded.

9) SUBLETTING. COGHLAN acknowledges that the Building comprises more space than COMMAND needs. COMMAND may sublet a part or parts of the building that it is not using to other lessees at COMMAND's election. Any subletting shall be the responsibility of COMMAND and will not affect any of COMMAND's obligations un the leaseback portion of this AGREEMENT.

10) AFFILIATE DISCLOSURE. COGHLAN is an affiliate of COMMAND through ownership and in his capacity as a director of COMMAND. This SALE AND LEASEBACK AGREEMENT requires approval of the Board of Directors of COMMAND and will require filing of a Current Report on Form 8-K with the SEC. COGHLAN agrees to abstain from voting on approval of this AGREEMENT, and agrees to cooperate with COMMAND in filing any necessary reports with the SEC. Consent minutes approving this AGREEMENT are attached and incorporated by this reference. The Form 8-K filing is also attached for reference.

Executed the day and year first above written.

COMMAND CENTER, INC.                                      JOHN R. COGHLAN



/s/ Brad E. Herr                                          /s/ John R. Coghlan
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By: Brad E. Herr, Secretary